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                      NUCLEUS, INC. ANNOUNCES ACQUISITION
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CHICAGO, IL (April 29, 1999) Nucleus, Inc. (NASDAQ OTC-BB: NCLS), today announced the acquisition of Chicago based Comp Pro Computer, Inc. Terms of the agreement were not disclosed.

"This acquisition launches our initiative to strategically acquire information technology and communication companies. The addition of Comp Pro complements our existing core competencies to deliver Convergent Solutions to high growth small and medium sized businesses," said Nucleus' President and CEO, John C. Paulsen.

Headquartered in Chicago, Nucleus is a Convergent Solution Provider ("CSP"), leveraging the Internet as the platform to deliver information technology and communications.

The information contained in this press release, including any "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934 contained herein, should be reviewed in conjunction with the Company's annual report on form 10-KSB and other publicly available information regarding the Company, copies of which are available from the Company upon request. Such publicly available information sets forth many risks and uncertainties related to the Company's business and such statements, including risks and uncertainties related to that are unpredictable and outside of the influence and/or control of the Company.

Contact:  Ted Hartley  312-683-9000 Nucleus, Inc.